EXHIBIT 4.1

                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED

WRITTEN RESOLUTIONS TO BE PASSED UNANIMOUSLY BY THE SHAREHOLDERS OF THE COMPANY
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Increase in share capital

THAT the following be adopted as an Ordinary Resolution:

That the authorised capital of the Company be increased from US $500,000 divided into 500,000 Ordinary Shares of US $1 each to US $500,002 divided into 500,000 Ordinary Shares of US $1 each, 1 "A" Preference Share of $1 and 1 "B" Preference Share of $1.

Amendment to the Articles of Association

THAT the following be adopted as a Special Resolution, namely that the Articles of Association of the Company ("the Articles") be varied as follows:

1 Article 4 of the Articles be deleted and the following substituted therefor:

     "4.1 The authorised capital of the Company is US$500,002 divided into 500,000 Ordinary Shares of US $1 each, 1 "A" Preference Share of $1 and 1 "B" Preference Share of $1.

     4.2  "A" Preference Share

          That the "A" Preference Share shall confer on its holder the following rights:-

          4.2.1 As to capital
                -------------

                The right on a winding-up or other return of capital to repayment, in priority to any payment to the holders of any other shares in the capital of the Company, of 40 per cent of the capital of the Company available for payment to the Members.

                The "A" Preference Share shall confer no other right to participate in the capital and no right to participate in the profits of the Company.

          4.2.2 As to voting
                ------------

                The right to receive notice of, to be present and to speak at any General Meeting of the Company but the "A" Preference Share shall carry no right to vote or any other rights at such meeting.

          4.2.3 Matters for approval
                --------------------

                Notwithstanding any provisions in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the "A" Preference Share

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                and shall accordingly only be effective with the consent in writing of the holder of the "A" Preference Share and without such consent shall not be approved, done or caused to be done:-

                4.2.3.1 any resolution for the winding-up of the Company; or

                4.2.3.2 any resolution for the purchase by the Company of any of its own shares, or reduction of the capital of the Company; or

                4.2.3.3 any proposition which would abrogate or vary or otherwise directly affect the special rights and privileges attaching to the "A" Preference Share; or

                4.2.3.4 any resolution to amend or replace these Articles of Association; or

                4.2.3.5 any merger or consolidation of the Company or any subsidiary of the Company; or

                4.2.3.6 any change of control or sale of the Company (including the sale or transfer of any subsidiary of the Company); or

                4.2.3.7 the creation of any new subsidiaries of the Company; or

                4.2.3.8   any disposal of, or the creation of any
                          encumbrance over, all or substantially all of the assets of the Company or any subsidiary of the Company; or

                4.2.3.9 any material change in the nature and scope of the business of the Company as presently conducted at the date of adoption of these Articles of Association.

     4.3  Payment for the "A" Preference Share

          The amount payable on the "A" Preference Share shall be the nominal amount (US $1.00) upon allotment.

     4.4  Conversion or Redemption of the "A" Preference Share

          4.4.1 On the 30th day of September 2001 or on any earlier date upon which a resolution is passed for the winding-up of the Company (the "Conversion Date") the "A" Preference Share shall be converted fully paid into a "B" Preference Share.

          4.4.2 At any time prior to the Conversion Date the holder of the "A" Preference Share shall, upon demand, be entitled to require the Company to redeem the "A" Preference Share.

     4.5  Rights attaching to the "B" Preference Share

          That the "B" Preference Share shall confer on its holder the following rights:-

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          4.5.1 As to income
                ------------

                The right to receive a fixed annual dividend of 40 per cent. of the distributable profits of the Company.

          4.5.2 As to capital
                -------------

                The right on a winding-up or other return of capital, in priority to any payment to the holders of any other shares in the capital of the Company, of 40 per cent. of the capital of the Company available for payment to the Members.

          4.5.3 As to voting
                ------------

                The right to receive notices of, to be present and to speak at any General Meeting of the Company but the "B" Preference Share shall carry no right to vote or any other rights at such meeting.

          4.5.4 Matters for approval
                --------------------

                Notwithstanding any provisions in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the "B" Preference Share and shall accordingly only be effective with the consent in writing of the holder of the "B" Preference Share and without such consent shall not be approved, done or caused to be done:-

                4.5.4.1 any resolution for the winding-up of the Company; or

                4.5.4.2 any resolution for the purchase by the Company of any of its own shares, or reduction of the capital of the Company; or

                4.5.4.3 any proposition which would abrogate or vary or otherwise directly affect the special rights and privileges attaching to the "B" Preference Share; or

                4.5.4.4 any resolution to amend or replace these Articles; or

                4.5.4.5 any merger or consolidation of the Company or any subsidiary of the Company; or

                4.5.4.6 any change of control or sale of the Company (including the sale or transfer of any subsidiary of the Company) ; or

                4.5.4.7 the creation of any new subsidiaries of the Company; or

                4.5.4.8   any disposal of, or the creation of any
                          encumbrance over, all or substantially all of the assets of the Company or any subsidiary of the Company; or

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                4.5.4.9   any material change in the nature and scope of
                          the business of the Company as presently conducted at the date of adoption of these Articles.

          4.5.5 Appointment of Director
                -----------------------

                The right to appoint any person as a Director either to fill a casual vacancy or as an additional Director (a "B" Director"), in accordance with the provisions of Article 80, as ensures that at all times there is one "B" Director then in office."

2 The following definitions shall be inserted in the definitions section of the Articles:-

     "Ordinary Shares"        means the ordinary shares of US $1 each in the
                              capital of the Company.

     ""A" Preference Share"   means the convertible redeemable "A" preference
                              share of US $1 in the capital of the Company.

     ""B" Preference Share"   means the "B" preference share of US $1 in the
                              capital of the Company.

3 Article 5 of the Articles shall be amended by the insertion of the following:

     (i)  at the beginning of the Article:-

               "Subject to Article 6 below"

     (ii) in the second line after the word "may":-

               "subject to the written approval of the holder of the "A" Preference Share or, as the case may be, the "B" Preference Share" .

4 The Articles shall be amended by the inclusion of the rights of the Preference Shares numbered 2 to 5 above as Articles 14 to 17 and Articles 14 to 17 of the existing Articles and subsequent Articles shall be re-numbered accordingly.

5    Article 102 of the Articles shall be amended by the deletion of the words:-

               "It shall not be necessary to give notice of a meeting of the Board to any Director absent from the Channel Islands and the United Kingdom".

6 Article 112 of the Articles shall be amended by the insertion of the following in the third line after the words "recommended by the Directors":-

               "and whilst the "A" Preference Share remains outstanding the Company shall not be entitled to declare or pay any dividend to the Members."

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7    Article 113 of the Articles shall be amended by the insertion of the following at the end of that Article:-

               "provided that whilst the "A" Preference Share remains outstanding the Company shall not be entitled to declare or pay any dividend to the Members."

8 Article 133 of the Articles shall be deleted and the subsequent Articles re-numbered accordingly.




Dated: 30 May, 2001






/s/  Michael B. Young                       /s/  Michael B. Young
----------------------------                ----------------------------------
     Michael B. Young                            Michael B. Young
     Central Asian Petroleum                     Chaparral Resources Inc.
     (Delaware) Inc.







                                  CERTIFICATION

The undersigned does hereby certify that she is the duly elected, qualified and acting Secretary of Central Asian Petroleum (Guernsey) Limited, a Guernsey corporation (the "Company"), and the undersigned does hereby further certify that this document is a true and correct copy of certain resolutions of the Shareholders of the Company, dated May 30, 2001. Such resolutions have not been amended, altered or rescinded and are in full force and effect on the date hereof.




                                            /s/  Natalie Hairston
                                            ----------------------------------
                                                 Natalie Hairston, Secretary


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